UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2017

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets

On January 1, 2017, Spartan Motors USA, Inc. (the “Company”), a wholly-owned subsidiary of Spartan Motors, Inc., completed its acquisition of essentially all of the assets and certain liabilities of Smeal Fire Apparatus Co., Smeal Properties, Inc., Ladder Tower Co., and U.S. Tanker Co. (collectively, “Smeal”) pursuant to an Asset Purchase Agreement dated December 12, 2016 (the “Purchase Agreement”). The assets acquired consist of the assets used by Smeal in the operation of its business designing, manufacturing, and distributing vehicles, components, and apparatus for the fire service industry.

The consideration paid by the Company at closing consisted of $32.5 million paid in cash and the forgiveness of certain liabilities owed by Smeal to the Company in the amount of $7.4 million. Pursuant to the Purchase Agreement, the consideration is subject to a final working capital adjustment. In addition, pursuant to the Purchase Agreement, the Company will be required to make a subsequent tax gross-up payment, which is not expected to exceed $2.4 million and which is expected to be more than offset by tax benefits of approximately $3.8 million accruing to the Company.

Smeal has been a significant chassis customer of the Company. The price paid pursuant to the Purchase Agreement was the subject of arm's length negotiation between Smeal and the Company.

The cash consideration was funded primarily through borrowings from the Company’s existing $100 million line of credit, as set forth in the Second Amended and Restated Credit Agreement, dated as of October 31, 2016, by and among the Company and its affiliates, as borrowers; certain lenders; Wells Fargo Bank, National Association, as Administrative Agent; and Wells Fargo Securities, LLC, as Sole Lead Arranger and Sole Bookrunner.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The financial statements of Smeal required by this Item 9.01(a) will be included in an amendment to this Current Report on Form 8-K to be filed no later than 71 days after the date that this Current Report is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K to be filed no later than 71 days after the date that this Current Report is required to be filed.

(d)	Exhibits

Exhibit 99.1	Asset Purchase Agreement, dated December 12, 2016, by and among Spartan Motors USA, Inc., Smeal Fire Apparatus Co., Smeal Properties, Inc., Ladder Tower Co., and U.S. Tanker Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: January 5, 2017	/s/ Frederick J. Sohm
By: Frederick J. Sohm Its: Chief Financial Officer

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